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                   [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cupertino National Bancorp and Subsidiary on Forms S-8 (File No. 33-17368, No. 33-17369, No. 33-62429 and No. 33-31193) of our report dated January 26, 1996, on our audits of the consolidated financial statements of Cupertino National Bancorp and Subsidiary as of December 31, 1995 and 1994 and for the years then ended which report is incorporated by reference in this Annual Report on Form 10-K.

                                       Coopers & Lybrand L.L.P.

San Francisco, California
March 25, 1996